As filed with the Securities and Exchange Commission on February 7, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Gossamer Bio, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	47-5461709
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3013 Science Park Road, Suite 200

San Diego, California 92121

(858) 684-1300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Sheila Gujrathi, M.D.

President and Chief Executive Officer

3013 Science Park Road, Suite 200

San Diego, California 92121

(858) 684-1300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Matthew T. Bush Cheston J. Larson Kevin C. Reyes Latham & Watkins LLP 12670 High Bluff Drive San Diego, California 92130 (858) 523-5400	Christian Waage Executive Vice President and General Counsel Gossamer Bio, Inc. 3013 Science Park Road, Suite 200 San Diego, California 92121 (858) 684-1300	Charles S. Kim Sean M. Clayton David Peinsipp Kristin VanderPas Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-228984)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)(3)
Common stock, $0.0001 par value per share	3,306,250	$16.00	$52,900,000	$6,411.48

(1)

Represents only the additional number of shares being registered and includes 431,250 additional shares of common stock that the underwriters have the option to purchase. This does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-228984) (“Prior Registration Statement”).

(2)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(3)

The Registrant previously registered 16,531,250 shares of its common stock with an aggregate offering price not to exceed $264,500,000 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on February 7, 2019. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $52,900,000 are hereby registered, which includes shares that the underwriters have the option to purchase.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of common stock offered by Gossamer Bio, Inc. (the “Registrant”) by 3,306,250 shares, 431,250 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement on Form S-1, as amended (File No. 333-228984) (the “Prior Registration Statement”). The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement on January 23, 2019)

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Prior Registration Statement filed on December 21, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, State of California, on this 7th day of February, 2019.

GOSSAMER BIO, INC.

By:	/s/ Sheila Gujrathi
Sheila Gujrathi, M.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Sheila Gujrathi Sheila Gujrathi, M.D.	President, Chief Executive Officer and Director (principal executive officer)	February 7, 2019

/s/ Bryan Giraudo Bryan Giraudo	Chief Financial Officer (principal financial and accounting officer)	February 7, 2019

* Faheem Hasnain	Executive Chairman of the Board of Directors	February 7, 2019

* Joshua H. Bilenker, M.D.	Director	February 7, 2019

* Kristina Burow	Director	February 7, 2019

* Russell Cox	Director	February 7, 2019

* Thomas Daniel, M.D.	Director	February 7, 2019

* Renée Galá	Director	February 7, 2019

* Otello Stampacchia, Ph.D.	Director	February 7, 2019

*By:	/s/ Sheila Gujrathi
Sheila Gujrathi, M.D. Attorney-in-fact